Exhibit 99.3

Citigroup Inc.
SEK 3,000,000,000 Floating Rate Senior Notes due 2011
under the
Programme for the issuance of
Euro Medium-Term Notes, Series B

The securities described herein have not been and will not be registered under the U.S. Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

1.	Issuer:	Citigroup Inc.
2.	Specified Currency:	Swedish Krona ("SEK")
3.	Aggregate Nominal Amount:	SEK 3,000,000,000
4.	Issue Price:	100% of the Aggregate Nominal Amount
5.	Specified Denominations:	SEK 500,000
6.	Issue Date:	14 September 2006
7.	Maturity Date:	14 September 2011
8.	Interest Basis:	The Notes will bear interest payable quarterly in arrears at a floating rate of interest from, and including, 14 September 2006 to, but excluding, the Maturity Date
9.	Redemption/Payment Basis:	Redemption at par
10.	Status of the Notes:	Senior
11.	Listing:	Regulated Market of the Luxembourg Stock Exchange
PROVISIONS RELATING TO INTEREST
12.	Floating Rate Note Provisions:	Applicable
	(i) Interest Period:	3 month
(ii) Interest Payment Dates:
Interest will be payable quarterly in arrear on 14 March,
14 June, 14 September and 14 December in each year
from, and including, 14 December 2006 to, and including,
the Maturity Date, subject to adjustment in accordance
with the Business Day Convention

	(iii) Business Day Convention:	Modified Following Business Day Convention
	(iv) Manner in which the Rate of Interest is to be determined:	Screen Rate Determination
(v) Screen Rate Determination:
	- Reference Rate:	3 month STIBOR
	- Interest Determination Date:	The second Stockholm Business Day prior to the start of each Interest Period
	- Relevant Screen Page:	Reuters Screen SIDE Page under the caption "FIXINGS"
	- Relevant Time:	11.00 a.m. Stockholm time
	- Relevant Financial Center:	Stockholm
	(vi) Margin:	+ 0.075% per annum
	(vii) Minimum Rate of Interest:	Not Applicable
	(viii) Maximum Rate of Interest:	Not Applicable
	(ix) Day Count Fraction:	Actual/360
PROVISIONS RELATING TO REDEMPTION
13.	Final Redemption Amount:	Par
14.	Early Redemption Amount:	Par, payable upon redemption for tax reasons or event of default
GENERAL PROVISIONS APPLICABLE TO THE NOTES
15.	Form of Notes:	Bearer Notes
16.	Financial Center relating to Payment Dates:	London
17.	Redenomination, renominalisation and reconventioning provisions:	Applicable
18.	Consolidation provisions:	Applicable
DISTRIBUTION
19.	TEFRA:	The D Rules are applicable

OPERATIONAL INFORMATION

20.	ISIN Code:	XS0267537248
21.	Common Code:	026753724